Exhibit 10.1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”) is made as of the 2nd day of October 2016, by and between, Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Investor”).

WHEREAS, reference is hereby made to (a) that certain Securities Purchase Agreement, dated December 28, 2015, by and among the Company, the Investor and certain other buyers signatory thereto (the “2015 SPA”), pursuant to which the Investor and such other buyers acquired (i) senior secured convertible notes (the “2015 Notes”) and (ii) warrants to acquire shares of the Company's common stock, par value $0.0001 per share (the ”Common Stock”) (the “2015 Warrants”), (b) that certain Securities Purchase Agreement, dated June 29, 2016, by and among the Company, the Investor and certain other buyers signatory thereto (the “2016 SPA” and together with the 2015 SPA, each, an “SPA” and collectively, the “SPAs”), pursuant to which the Investor and such other buyers acquired (i) senior secured convertible notes (the “2016 Notes”) and (ii) warrants to acquire shares of Common Stock (the “2016 Warrants”). Capitalized terms not defined herein shall have the meaning as set forth in the 2015 SPA and/or 2015 Notes, as applicable, and (c) that certain leak-out agreement, dated September 19, 2016, by and between the Company and the Investor (the “Leak-Out Agreement”).

WHEREAS, in exchange for the aggregate principal amount of the 2015 Notes outstanding as of the Closing Date (as defined below) (together with any accrued and unpaid interest thereon, the “Exchange Note”), the Company desires to issue to the Investor (a) such aggregate number of shares of Common Stock (the “Exchange Shares”) equal to the lesser of (i) the quotient of (x) the aggregate principal amount of the Exchange Note as of the Closing Date divided by (y) the Exchange Price (as defined below) (the “Maximum Share Amount”) and (ii) such aggregate number of shares of Common Stock equal to Maximum Percentage of Common Stock outstanding as of the Exchange Date (the “Blocker Share Amount”) and (b) solely if the Blocker Share Amount is less than the Maximum Share Amount, a right to receive, subject to the terms and conditions set forth herein, from time to time (such right of the Investor, the “Right”), such aggregate number of shares of Common Stock obtained by subtracting (x) the Blocker Shares Amount, from (y) the Maximum Share Amount (the “Right Share Amount”, and such shares of Common Stock, the “Right Shares”).

WHEREAS, the exchange of the Exchange Note for the Exchange Shares and, if applicable, the Right is being made in reliance upon the exemption from registration provided by Section 4(a)(2) and Rule 144(d)(3)(ii) of the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, concurrently herewith, the Company is entering into agreements with holders of 2015 Notes representing at least the Required Holders (as defined in the 2015 Notes) (each, an “Other Investor”, and such agreements, each an “Other Agreement”) substantially in the form of this Agreement (other than with respect to the identity of the Investor, any provision regarding the reimbursement of legal fees and proportional changes reflecting the different aggregate principal amount of the 2015 Notes and Right Shares of such Other Investor then outstanding).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the promises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.          Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Investor shall, and the Company shall, pursuant to Section 4(a)(2) and Rule 144(d)(3)(ii) of the 1933 Act, exchange the Exchange Note for the Exchange Shares and, if applicable, the Right. At the Closing (as defined below), the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1           As of the Closing Date, the Exchange Note shall be free and clear of all Liens. Upon receipt of the Exchange Shares in accordance with Section 1.2 and, if applicable, the creation of the Right hereunder as of the Closing Date, all of the Investor’s rights under the Exchange Note shall be extinguished (including, without limitation, the rights to receive any accrued and unpaid interest thereon or any other shares of Common Stock with respect thereto).

1.2           On or prior to the third (3rd) Trading Day after the Closing Date, the Company shall credit the Exchange Shares to the Investor or its designee’s balance account with the Depository Trust Company (“DTC”) in accordance with the DTC instructions delivered by the Investor in writing to the Company on or prior to the Closing Date. On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Exchange Shares and, if applicable, the Right, irrespective of the date such Exchange Shares are credited to the Investor’s or its designee’s balance account with DTC in accordance herewith.

1.3           The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.4           For purposes of this Agreement, “Exchange Price” means 85% of the lowest daily Weighted Average Price of the Common Stock during the five (5) consecutive Trading Days ending and including the Trading Day immediately prior to the Closing Date (with all such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such applicable period and as such Exchange Price may be further adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction occurring on or after the Closing Date).

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2.           Voluntary Reduction Notice; Waivers; Release; Leak-Out Amendment.

2.1           Voluntary Reduction Notice. Effective as of the date the holders of 2015 Notes representing at least the Required Holders (as defined in the 2015 Notes) shall have executed either this Agreement or an Other Agreement (the “Effective Date”), pursuant to Section 7(d) of the 2015 Notes, the Company hereby elects to lower (but in no event increase) the Conversion Price of each of the 2015 Notes of the Investor and each Other Investor with respect to any given Trading Day during the period (the “Voluntary Reduction Period”, and any such reduction, each a “Voluntary Reduction”) commencing on the Effective Date, through and including November 17, 2016, to the Alternate Conversion Price (as defined below) for such Trading Day. For the purpose of this Section 2.1, the “Alternate Conversion Price” for any given Trading Day during the Voluntary Reduction Period shall equal 85% of the lowest daily Weighted Average Price of the Common Stock during the five (5) consecutive Trading Days ending and including such given Trading Day (with all such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such applicable period and as such Alternate Conversion Price may be further adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction occurring on or after such Trading Day).

2.2         Waivers

(a)          Effective as of the Effective Date, the Investor hereby waives any reduction in: (i) the exercise price of its 2015 Warrants pursuant to Section 2(a) thereof, (ii) the exercise price of its 2016 Warrants pursuant to Section 2(a) thereof and (iii) the conversion price of its 2016 Notes pursuant to Section 7(a) thereof, in each case, solely as a result of any Voluntary Reduction pursuant to Section 2.1 hereof.

(b)          Effective as of the Effective Date, the Investor hereby elects pursuant to Section 8(d) of the 2015 Notes to defer the Installment Amount with respect to the Investor's 2015 Notes with respect to the Installment Date occurring thereunder on November 30, 2016 until the Installment Date of December 30, 2016 (including, without limitation, any rights to receive pre-delivery of shares of Common Stock with respect to such Installment Amount on or prior to December 1, 2016).

(c)          Effective as of the Effective Date, the 2015 Notes are hereby amended to add a new Section 8(g) at the end of Section 8 of the 2015 Notes that provides as follows:

"(g)        October 31, 2016 Installment Date. Notwithstanding Section 8(d) to the contrary, the portion of the Installment Amount due on the October 31, 2016 Installment Date equal to the product obtained by multiplying (x) the number of Pre-Installment Conversion Shares delivered by the Company to the Holder with respect to such Installment Date and (y) the Company Conversion Price as in effect on such Installment Date, shall not be allowed to be deferred by the Holder to a later Installment Date."

(d)          Effective as of the Effective Date, the Investor waives any right pursuant to Section 8(e) of the 2015 Notes to deliver any Acceleration Notice during the period commencing on the Effective Date and ending on December 1, 2016, inclusive, with respect to the Installment Amount due on the November 30, 2016 Installment Date.

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(e)          Effective as of the Effective Date, the Investor hereby waives the notice provisions Section 4(n) of each SPA, solely with respect to the transactions contemplated by this Agreement and each Other Agreement (the “Right of Participation Waiver”).

2.3          Release. The Investor shall cause: (i) $[●]1 to be transferred, on or prior to the Effective Date, from the Investor’s Holder Master Restricted Account with respect to the 2015 Notes to the operating account of the Company and (ii) any remaining amounts in such Investor’s Holder Master Restricted Account with respect to the 2015 Notes shall be transferred, on or prior to the later of (x) November 1, 2016 and (y) the Effective Date, to the operating account of the Company, in each case, pursuant to written instructions provided by the Company at least one (1) Business Day prior to the applicable deadline; provided, however, that the obligation of the Investor to release such cash to the Company pursuant to this Section 2.3 is subject to the fulfillment, to the Investor's reasonable satisfaction, prior to the applicable Release Date, of each of the following conditions:

(a)         No Event of Default. On each Trading Day during the twenty (20) Trading Days immediately preceding the applicable Release Date, no Event of Default or event that with the passage of time or giving of notice would constitute an Event of Default shall have occurred (unless waived in writing by the Required Holders (as defined in the 2015 Notes)).

(b)         Minimum Volume. Unless waived in writing by the Required Holders (as defined in the 2015 Notes), the daily dollar trading volume of the Common Stock as reported by Bloomberg for each Trading Day during the twenty (20) consecutive Trading Days immediately preceding the applicable Release Date shall be at least $100,000.

(c)          Listing. On each Trading Day during the twenty (20) Trading Days immediately preceding the applicable Release Date, the Common Stock (I) shall be designated for quotation or listed on an Eligible Market and (II) shall not have been suspended.

(d)          No Material Non-Public Information. As of the applicable Release Date, the Investor shall not be in possession of any material, nonpublic information received from the Company, any Subsidiary or its respective agents or Affiliates.

(e)          No Public Information Failure. As of the applicable Release Date, the Company shall have no knowledge of any fact that would cause any Exchange Shares or, upon exercise of any Right, any Right Shares (without regard to any restriction or limitation on exercise of the Right), not to be eligible for sale pursuant to (i) Rule 144 without any volume limitation by the Investor (including, without limitation, by virtue of an existing or expected Public Information Failure) or (ii) any applicable state securities laws.

1 Insert the lower of (A) product of (i) $3,500,000 and (ii) a fraction, (x) the numerator of which equals the Investor's remaining amount in its Holder Master Restricted Account and (y) the denominator of which equals the sum of the remaining amounts in all Holder Master Restricted Accounts of the Investor and the Other Investors and (B) the remaining balance in the Investor's Holder Master Restricted Account.

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As used herein, "Release Date" means the Effective Date and November 1, 2016, as applicable, on which the Investor is required, subject to the satisfaction (or waiver in writing by the investor) of the foregoing conditions, to release cash from the Investor's Holder Master Restricted Account to the Company pursuant to this Section 2.3.

2.4         Leak-Out Amendment. As of the Effective Date the Leak-Out Agreement is hereby amended as follows:

(a)          The percentage set forth in paragraph 3 of the Leak-Out Agreement, representing the Investor’s (together with its Buyer Trading Affiliates) pro rata share of 35% (measured based upon the aggregate principal amount of 2015 Notes initially purchased by the Investor and its Buyer Trading Affiliates), shall be amended and restated as such percentage as set forth on the signature page of the Investor attached hereto, representing 40% of the Investor’s (together with its Buyer Trading Affiliates) pro rata share of aggregate principal amount of the 2015 Notes as of the date hereof.

(b)          Notwithstanding anything in the Leak-Out Agreement to the contrary, the Restricted Period (as defined in the Leak-Out Agreement) shall not include the period commencing on and including October 17, 2016 and ending and including October 21, 2016.

3.          The Closing(s). Subject to the conditions set forth below, the Exchange shall take place at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, on the later to occur of (x) November 18, 2016 and (y) the Effective Date, or at such other time and place as the Company and the Investor mutually agree (the “Closing” and the “Closing Date”).

4.          Closing Conditions.

4.1         Condition’s to Investor’s Obligations. The obligation of the Investor to consummate the Exchange is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a)          Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) as of such specified date).

(b)          Issuance of Securities. At the Closing, the Company shall issue the Exchange Shares and the Right on the books and records of the Company.

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(c)        No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d)        Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(e)         No Event of Default. On each Trading Day during the twenty (20) Trading Days immediately preceding the Closing Date, no Event of Default or event that with the passage of time or giving of notice would constitute an Event of Default shall have occurred (unless waived in writing by the Required Holders (as defined in the 2015 Notes)).

(f)         Minimum Volume. Unless waived in writing by the Required Holders (as defined in the 2015 Notes), the quotient of (x) the sum of each daily dollar trading volume of the Common Stock as reported by Bloomberg for each Trading Day during the twenty (20) consecutive Trading Days immediately preceding the Closing Date, divided by (y) twenty (20) shall be at least $300,000.

(g)        Listing. On each Trading Day during the twenty (20) Trading Days immediately preceding the Closing Date, the Common Stock (I) shall be designated for quotation or listed on an Eligible Market and (II) shall not have been suspended.

(h)          No Material Non-Public Information. As of the Closing Date, the Investor shall not be in possession of any material, nonpublic information received from the Company, any Subsidiary or its respective agents or Affiliates.

(i)        No Public Information Failure. As of the Closing Date, the Company shall have no knowledge of any fact that would cause any Exchange Shares or, upon exercise of any Right, any Right Shares (without regard to any restriction or limitation on exercise of the Right), not to be eligible for sale pursuant to (i) Rule 144 without any volume limitation by the Investor (including, without limitation, by virtue of an existing or expected Public Information Failure) or (ii) any applicable state securities laws.

4.2         Condition’s to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions:

(a)          Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) as of such specified date).

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(b)          Waiver. The Company shall have obtained the waiver of the Right of Participation Waiver of the Investor and all Other Investors.

(c)          No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d)          Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

5.            Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

5.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the Transaction Documents (as defined below) or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement or the Transaction Documents.

5.2           Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), the Exchange, and the issuance of the Exchange Shares, the Right and, upon exercise of the Right, the Right Shares (collectively, the “Securities”) have been taken on or prior to the date hereof.

5.3           Valid Issuance of the Securities. The Exchange Shares and Right Shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable. The Right when issued in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued. The Exchange Shares and, upon exercise of the Right, the Right Shares are freely tradeable and shall not be required to bear any 1933 Act or other restrictive legend. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue unrestricted Exchange Shares and Right Shares, if any, that are freely tradable on the principal Eligible Market on which the Common Stock then trades without restriction and not containing any restrictive legend without the need for any action by the Investor.

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5.4           Offering. The offer and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act and the qualification or registration requirements of state securities laws or other applicable blue sky laws. The Company represents and warrants that neither it nor any Person acting on its behalf, has directly or indirectly paid or given any commission or other remuneration for soliciting the transactions contemplated by this Agreement. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

5.5           Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and the Company has not received written notice of any such violation.

5.6           Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

5.7           Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the other documents entered into in connection herewith (collectively, the “Transaction Documents”) and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the 1933 Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the Exchange Shares and the Right, if any. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

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5.8          Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, the Exchange Note or any of the Company’s officers or directors in their capacities as such.

5.9           No Group. The Company acknowledges that, to the Company’s knowledge, the Investor is acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the 1933 Act and the rules and regulations promulgated thereunder.

5.10         Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.11         Disclosure. Other than as set forth in the 8-K Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in the Exchange Securities.

5.12         Capitalization. As of September 30, 2016, the Company has 2,520,215 shares of Common Stock issued and outstanding.

6.            Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

6.1           Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

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6.2           Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

6.3           No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

6.4           Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and each Transaction Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

6.5           Ownership of Original Note. The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Exchange Note free and clear of all rights and Liens (other than pledges or security interests (x) arising by operation of applicable securities laws and (y) that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Investor has full power and authority to transfer and dispose of the Exchange Note to the Company free and clear of any right or Lien. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any Person to acquire all or any part of the Exchange Note or any shares of Common Stock issuable upon conversion of the Exchange Note.

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7.            Additional Covenants

7.1           Disclosure. The Company shall, on or before 8:30 a.m., New York City time, on the first business day after the date of this Agreement, issue a press release and/or Current Report on Form 8-K (collectively, the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor without the Investor's express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

7.2           Intentionally omitted.

7.3           Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Exchange Shares and, if applicable, Right Shares upon each Eligible Market upon which the Common Stock is then listed or designated for quotation (as applicable) (subject to official notice of issuance) and shall maintain such listing of all the Exchange Shares and, if applicable, Right Shares from time to time issuable under the terms of the Transaction Documents. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.3.

7.4           Holding Period. For the purposes of Rule 144 of the 1933 Act, the Company acknowledges that the holding period of the Exchange Note may be tacked onto the holding period of the Exchange Shares and the Right (and upon exercise of the Right, the Right Shares) and that the holding period of the Right may be tacked onto the holding period of the Right Shares, and the Company agrees not to take a position contrary to this Section 5.4.

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7.5           Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

7.6           Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

8.            Right

8.1           Right of Issuance of Shares. Subject to the terms hereof, including, without limitation, Section 8.7 hereof, the exercise of the Right may be made by the Investor (or any transferee of such Right by the Investor) (the “Holder”), in whole or in part, at any time or times on or after the date hereof by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile or PDF copy (delivered via e-mail) of the Notice of Issuance Form annexed hereto as Exhibit A. Partial exercises of the Right resulting in issuances of a portion of the total number of Right Shares available hereunder shall have the effect of lowering the outstanding number of Right Shares purchasable hereunder in an amount equal to the applicable number of Right Shares issued. The Holder and the Company shall maintain records showing the number of Right Shares issued and the date of such issuances. The Company shall deliver any objection to any Notice of Issuance Form within two (2) Business Days of receipt of such notice. The Holder acknowledges and agrees that, by reason of the provisions of this paragraph, following each exercise of the Rights issued hereunder and the issuance of a portion of the Right Shares pursuant thereto, the number of Right Shares available for issuance pursuant to the Rights issued hereunder at any given time may be less than the initial Right Share Amount.

8.2           Delivery of Right Shares. Right Shares issued hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”), on or prior to the date that is three (3) Trading Days after the delivery to the Company of the Notice of Issuance (such date, the “Share Delivery Date”). The Right Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Right has been exercised.

8.3           Charges, Taxes and Expenses. Issuance of the Right Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Right Shares, all of which taxes and expenses shall be paid by the Company. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Issuance.

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8.4           Authorized Shares. The Company covenants that, during the period the Right is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Right Shares upon the exercise of the Right. The Company further covenants that its issuance of the Right shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Right Shares upon the due exercise of the Right. The Company will take all such reasonable action as may be necessary to assure that such Right Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Eligible Market upon which the Common Stock may be listed. The Company covenants that all Right Shares which may be issued upon the exercise of the Right represented by this Agreement will, upon exercise of the Right, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue, which shall be borne by the Company pursuant to Section 8.3).

8.5           Impairment. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Right Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Right Shares upon the exercise of the Right and (iii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Agreement.

8.6           Authorizations. Before taking any action which would result in an adjustment in the number of Right Shares for which the Right provides for, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof, including, without, limitation any consent required by the applicable Eligible Market.

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8.7           Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of the Right, and the Holder shall not have the right to exercise any portion of the Right, pursuant to the terms and conditions of the Right and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of [    ]2% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the Right with respect to which the determination of such sentence is being made, but shall exclude the shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of the Right beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or Rights) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 8.7. For purposes of this Section 8.7, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of the Right, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of the Right without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Notice of Issuance from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Issuance would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 8.7, to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Right Shares to be purchased pursuant to such Notice of Issuance (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Right, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of the Right results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of any right that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of the Right in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8.7 to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 8.7 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of the Right.

2 Insert 4.99% or 9.99% as elected by the Investor upon signing of this Agreement.

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8.8           Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of the Right, pursuant to the terms hereof.

8.9           Stock Dividends and Splits. If the Company, at any time while the Right exists: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the number of Right Shares issuable upon exercise of the Right shall be proportionately adjusted. Any adjustment made pursuant to this Section 8.9 shall become effective immediately upon the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to the Holder of the termination of such proposed declaration or distribution as to any unexercised portion of the Right at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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8.10         Compensation for Buy-In on Failure to Timely Deliver Certificates. In addition to any other rights available to the Holder, if the Company fails or fails to cause the Transfer Agent to credit the Holder's balance account with DTC for the Right Shares pursuant to an exercise on or before the applicable Share Delivery Date (an “Exercise Failure”), and if after such date the Holder purchases (in an open market transaction or otherwise) Common Stock relating to the applicable Exercise Failure (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (x) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company's obligation to credit the Holder's balance account with DTC for the shares of Common Stock to which the Holder is entitled upon the Holder's exercise of the applicable Conversion Amount shall terminate, (y) promptly honor its obligation to credit the Holder's balance account with DTC, as required pursuant to the terms of Section 8.2, for such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Buy-In Price (including brokerage commissions and other out-of-pocket expenses, if any) or (z) reinstate the portion of the Right and equivalent number of Right Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded, and the Holder shall promptly return to the Company the Right Shares issued to such Holder pursuant to the rescinded Notice of Issuance). The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Right as required pursuant to the terms hereof.

8.11         Subsequent Rights Offerings. If at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of the Right (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

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8.12         Distribution of Assets. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), at any time after the issuance of the Right , then, in each such case, the Holder shall be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete exercise in full of this Right (without taking into account any limitations or restrictions on the exercisability of this Right) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution to be held similarly in abeyance) to the same extent as if there had been no such limitation).

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8.13         Fundamental Transaction. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Agreement and the other Transaction Documents in accordance with the provisions of this Section 8.13 pursuant to written agreements in form and substance satisfactory to the Required Holders (as defined in the 2015 Notes) and approved by the Required Holders (as defined in the 2015 Notes) prior to such Fundamental Transaction, including agreements, if so requested by the Holder, to deliver to each Holder a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Right, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Right (without regard to any limitations on the exercise of this Right) prior to such Fundamental Transaction, and satisfactory to the Required Holders (as defined in the 2015 Notes). Upon the occurrence or consummation of any Fundamental Transaction in which the Company is not the Successor Entity (or in which the Common Stock ceases to be registered under the 1934 Act), and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Company” under this Right (so that from and after the date of such Fundamental Transaction, each and every provision of this Right referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Right with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Right, and, solely at the request of the Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common capital stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under this Right) to the Holder in exchange for this Right a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to the Right set forth in this Agreement and exercisable for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the “Successor Capital Stock”) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Right (without regard to any limitations on the exercise of this Right) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to the Holder shall be equal to the greater of (A) the quotient of (i) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash (“Non-Cash Consideration”), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 26 of the 2015 Notes with the term “Non-Cash Consideration” being substituted for the term “Conversion Price”) that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Right been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Right) (the “Aggregate Consideration”) divided by (ii) the per share Closing Sale Price of such Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (B) the product of (i) the Aggregate Consideration and (ii) the highest exchange ratio pursuant to which any stockholder of the Company may exchange Common Stock for Successor Capital Stock) (provided, however, to the extent that the Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation), and such security shall be satisfactory to the Holder, and with an identical exercise price to the Exercise Price hereunder (such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of this Right that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by the Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon exercise of this Right at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Right prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Right been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Right), as adjusted in accordance with the provisions of this Right. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon exercise of this Right at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Right prior to such Corporate Event (but not in lieu of such items still issuable under Sections 8.11 and 8.12, which shall continue to be receivable on the Common Stock or on the such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock prior to the date of consummation of such Corporate Event), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Right been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on exercise of this Right). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 8.13 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

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8.14         Notice to Allow Exercise of Right. If (A) the Company shall declare a Distribution (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise the Right during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

8.15         No Rights as Stockholder Until Exercise. Except as otherwise set forth herein, this Agreement does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company with respect to the Right prior to the exercise thereof.

9.           Miscellaneous

9.1           Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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9.2           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.3           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Great Basin Scientific, Inc.
2441 South 3850 West
Salt Lake City, UT 84120
Telephone: (801) 990-1055 ext. 112
Facsimile: (801) 990-1051
Attention: Jeff Rona

With a copy to:

Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, CO 80202
Telephone: (303) 352-1133
Facsimile: (303) 629-3450
Attention: Jason K. Brenkert, Esq.
Email: brenkert.jason@dorsey.com

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and

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Telephone: 212-808-7540
Facsimile: (212) 808-7897
Attention: Michael Adelstein, Esq.
Email: madelstein@kelleydrye.com

If to the Investor, to its address, facsimile number and e-mail address set forth on its signature page hereto,

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

9.5           Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction (excluding any fees required to be paid by the Company to Roth Capital Partners, LLC in connection with the original Transaction Documents). The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.6           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

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9.7           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

9.8           Entire Agreement. This Agreement together with that certain leak-out agreement, by and between the Company and the Investor, dated September 19, 2016 (the “Leak-Out Agreement”), represents the entire agreement and understandings between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof. Notwithstanding anything herein to the contrary, nothing herein shall amend, modify or waive any term or condition of the Leak-Out Agreement or of any of the other Transaction Documents (as defined in each of the SPAs) (other than the 2015 Notes, which shall be cancelled following the Exchange pursuant to Section 1.1).

9.9           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.10         Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

9.11         No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.12         Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the Securities.

9.13         Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.14         No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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9.15         Independent Nature of Investor's Obligations and Rights. The obligations of the Investor under this Agreement are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

9.16         Equal Treatment Acknowledgement; Most Favored Nations. The parties hereto herby acknowledge and agree that, in accordance with Section 9(e) of each SPA, the Company is obligated to present the terms of this offering to each Other Investor; provided that each Other Agreement shall be negotiated separately with each Other Investor and shall not in any way be construed as the Investor or any Other Investor acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to the Exchange, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to the Exchange (each an “Exchange Document”), is or will be more favorable to such Person than those of the Investor and this Agreement. If, and whenever on or after the date hereof, the Company enters into an Exchange Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Exchange Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 9.16 shall apply similarly and equally to each Exchange Document.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

GREAT BASIN SCIENTIFIC, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR:

By:
Name:
Title:

Address for Notices:

Fax#: ________________

SSN#: ________________

Amended and Restated
Leak-Out Percentage:____%

EXHIBIT A

NOTICE OF ISSUANCE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

RIGHT TO RECEIVE COMMON STOCK

GREAT BASIN SCIENTIFIC, inc.

The undersigned holder hereby exercises the right (“right”), in whole or in part, established by that certain Exchange Agreement, dated as of ____, 2016, by and between the Company and __________________ (the “Exchange Agreement”) and elects to receive _________________ shares of Common Stock (“Right Shares”) of Great Basin Scientific, Inc., a Delaware corporation (the “Company”) in accordance herewith. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Right.

1. Delivery of Right Shares. The Company shall deliver to the holder __________ Right Shares in accordance with the terms of the Right.

2. Accredited Investor. The undersigned represents it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended and the representations made by the Investor in the Exchange Agreement in respect of the purchase of the Right are true and correct as of the date hereof in respect to the undersigned (whether or not the Investor) and the exercise of the Right.

3. Maximum Percentage Representation. Notwithstanding anything to the contrary contained herein, this Notice of Issuance shall constitute a representation by the Holder of the Right submitting this Notice of Issuance that after giving effect to the exercise provided for in this Notice of Issuance, such Holder (together with its Affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person's Affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock of the Company as determined based on the Reported Outstanding Share Number and otherwise pursuant to the provisions of Section 8.6 of the Exchange Agreement.

Please issue the Common Stock into which the Right is being exercised to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Notice of Issuance and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ______ [__], 2016 from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company.

GREAT BASIN SCIENTIFIC, INC.

By:
Name:
Title: